[OXFORD LOGO OMITTED]



                  OCF Investment Banking - Consulting Agreement


This Consulting Agreement ("AGREEMENT") made and entered into this 22nd day of May, 2001, by and between OXFORD CORPORATE FINANCE, 3316 Westhill Drive Austin, TX 78704, (hereinafter referred to as "OCF", and VERTICA SOFTWARE, INC, having its principal place of business at 5801 Christie Ave., Suite 390 Emeryville, CA 94608, (herein- after referred to as the "Company").

WHEREAS, OCF is engaged in the business of Financial Brokerage, Investment Banking, and Financial Consulting and as a result thereof, is possessed of certain skills that the Company desires to utilize.

WHEREAS, Company desires to retain OCF as an independent consultant, investment banker, and strategic partner and avail itself of the services of OCF in connection with the Financial and Operational aspects of its business.

NOW, THEREFORE, in consideration of the premises and of the promises herein contained, the parties hereto agree as follows:

1)   Services. As the Company's Financial Advisor, Investment Banker, Consultant
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     and Strategic Partner, OCF will consult with the Company and analyze the
     Company's business and financial situation. OCF shall then, using its best efforts, develop a program of services designed to enable the Company to identify and realize its business directives, and aid the Company in the identification and placement of permanent equity capital and/or debt. In order to obtain these objectives, OCF will provide to the Company advisement and consultation in the form of:

     a. Assisting the Company, if needed, in the review of its formal business plan, pro forma financial statements, and offering documents;

     b. Reviewing the Company's current capital structure, and developing, in conjunction with the Company, appropriate capital procurement scenarios in-order to facilitate the acquisition of permanent capital and/or debt by sources other than OCF, and, once certain criteria are met, by OCF;

     c. Assisting the Company, on a best efforts basis, with the placement of its stock or debt in an appropriate format utilizing OCF's financial network of Accredited and Non-Accredited Investors, Broker-Dealers, Investment Banks, Venture and Private Equity Firms, and Small Business Investment Corporation's. All securities placed by OCF will be done through our sister company, Oxford Financial Group; and

     d. Providing general business consulting and advice to the Company including (i) the negotiation of mergers and acquisitions, (ii) presenting potential agreements with strategic partners, distributors, customers, suppliers, board members, employees, consultants, and other valuable business resources, (iii) assisting with business strategies,
          (iv) public relations, and (v) marketing.

2)   Conditions. OCF is hereby stating its willingness and obligation to proceed
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     hereunder subject to, among other things, the following:

     a) By executing this AGREEMENT the Company acknowledges that the timeliness and quality of OCF's services are directly dependent on the timeliness and quality of the information the Company provides to OCF regarding the Company's operations, financial condition, investors, creditors, employees, officers, agents, board members, and other matters including pending legal, that may affect the Company's business. The Company represents and warrants that it has provided OCF complete, accurate, and current Company information as of the date of execution on this agreement and the Company further represents and warrants that it will continue to provide OCF complete, accurate, and current Company information throughout the term of this AGREEMENT.

3)   Fees. For the services stated herein, the Company shall pay the following
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     non-negotiable fee to OCF unless otherwise stated or negotiated: three hundred thousand (300,000) restricted shares of Vertica Software, Inc.'s common stock (VERI.OB), payable as follows:


|----------------------------------------|-------------------|----------------------------------------------|
|          SHARE AMOUNT                  |  SHARE AMOUNT     |                  BENCHMARK                   |
|----------------------------------------|-------------------|----------------------------------------------|
| One Hundred Thousand Restricted Shares |  100,000 shares   |  Due upon Execution of this Agreement        |
| of VERI.OB                             |                   |                                              |
|----------------------------------------|-------------------|----------------------------------------------|
| One Hundred Thousand Restricted Shares |  100,000 shares   |  Due at funding of two hundred and fifty     |
| of VERI.OB                             |                   |  thousand dollars ($250,000) via any funding |
|                                        |                   |  source                                      |
|----------------------------------------|-------------------|----------------------------------------------|
| Fifty Thousand Restricted Shares of    |  50,000 shares    |  Due at funding of one million dollars       |
| VERI.OB                                |                   |  ($1,000,000) utilizing Private Placement    |
|                                        |                   |  Memorandum*                                 |
|----------------------------------------|-------------------|----------------------------------------------|
| Fifty Thousand Restricted Shares of    |  50,000 shares    |  Due at funding of one million dollars       |
| VERI.OB                                |                   |  ($2,000,000) utilizing Private Placement    |
|                                        |                   | Memorandum*                                  |
|----------------------------------------|-------------------|----------------------------------------------|

* These shares are in addition to the commissions earned, which are anticipated to range between 7 - 10%, plus 2% expenses, on the Private Placement of Vertica's Stock


4)   Expenses. The Company agrees that any pre-approved expenses incurred by OCF
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     on behalf of Company during the term of this AGREEMENT shall be reimbursed to OCF within fifteen (15) days after submittal of invoice and supporting documentation. Failure to do so within fifteen (15) days of Company's receipt of invoice and supporting documents could result in termination of the AGREEMENT unless otherwise stated or negotiated. OCF also agrees to obtain the Company's approval before OCF incurs any expense in connection with the prosecution of its duties pursuant to this AGREEMENT. Should this AGREEMENT be terminated for any reason not attributed to the action or inaction of OCF, then OCF shall be entitled to be reimbursed for its pre-approved expenses through the stage at which point the termination occurred, including any accrued and reasonable legal fees expended by OCF.

5)   Indemnification.
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     a.   BY COMPANY. Company agrees to indemnify and hold harmless OCF and its affiliates (including, without limitation, its officers, directors and agents) against any and all claims, liabilities, losses, damages or legal actions relating to or arising out of or based upon any untrue statement of any material fact contained in the documents, materials or related agreements, regarding the Company, or arising out of any action or omission by Company, its officers, directors, employees or agents. If for any reason the foregoing indemnity is unavailable or insufficient, then Company will contribute to the amount paid or payable to OCF and its affiliates as a result of the indemnified claim, liability, loss or damage in such proportion as is appropriate to reflect not only the relative benefits received by Company on the one hand and OCF on the other, but also the relative fault of Company and OCF, as well as any relevant equitable considerations as may be determined by a court of competent jurisdiction. In addition, Company agrees to assume the defense of any matter as to which OCF is entitled to indemnification hereunder and to pay the costs and expenses associated therewith. This indemnity shall survive the expiration of the term of this agreement.

     b. BY OCF. OCF agrees to indemnify and hold harmless Company and its affiliates (including, without limitation, its officers, directors and agents) against any and all claims, liabilities, losses or damages, or legal actions relating to or arising out of or based upon any untrue statement of any material fact contained in the documents, materials or related agreements, regarding OCF, or arising out of any action or omission by OCF, its officers, directors, employees or agents. If for any reason the foregoing indemnity is unavailable or insufficient, then OCF will contribute to the amount paid or payable to VERI and its affiliates as a result of the indemnified claim, liability, loss or damage in such proportion as is appropriate to reflect not only the relative benefits received by OCF on the one hand and VERI on the other, but also the relative fault of VERI and OCF, as well as any relevant equitable considerations as may be determined by a court of competent jurisdiction. In addition, OCF agrees to assume the defense of any matter as to which VERI is entitled to indemnification hereunder and to pay the costs and expenses associated therewith. This indemnity shall survive the expiration of the term of this agreement.

6)   Benefit. This AGREEMENT supersedes any prior correspondence. No party to
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     this AGREEMENT may assign its duties and obligations hereunder without the prior written consent of the other parties. This AGREEMENT shall inure to the benefit of the parties hereto and their respective successors and assigns and to the parties indemnified hereunder and their successors and assigns, and the obligations and liabilities assumed hereunder by the parties hereto shall be binding upon their respective successors and assigns.

7)   Reliance. Company represents that OCF, in performing any of the services
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     contemplated by this agreement, may rely upon the truth and accuracy of all information that Company, its management or authorized employees furnish to OCF in connection therewith. OCF has no obligation to investigate or verify the accuracy of any such information.

8)   Amendment. This agreement may not be modified or amended except by a
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     written instrument, duly executed by all the parties hereto. If any paragraph, sentence, clause, or phrase of this AGREEMENT is for any reason declared to be illegal, invalid, unconstitutional, void or unenforceable, all other paragraphs, sentences, clauses, or phrases hereof not so held shall be and remain in full force and effect. None of the terms of this AGREEMENT shall be deemed to be waived or modified except by an agreement in writing, signed by the party against whom enforcement of such waiver or modification is sought. The failure of either party at any time to require performance by the other party of any provision hereof shall, in no way, affect the full right to require such performance at any time during the term of this AGREEMENT, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision.

9)   Assignment. This AGREEMENT or any right or part hereunder shall not be
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     voluntarily assigned by OCF without prior written consent of Company.
     Subject to the foregoing, the obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto, and their respective transferees, successors, and assigns.

10)  Term. The term of this agreement is mutually agreed to be TWELVE (12)
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     MONTHS from the date of execution or shall terminate upon the full performance by OCF of the services specified in Section 1 of this AGREEMENT, or as otherwise expressly stated and agreed upon by both parties.

11)  Termination and Termination for Default. During the first thirty (30) days
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     of this AGREEMENT, Either party may terminate, in writing, this AGREEMENT for any reason, without any further obligation, except for the payment of any fees earned through the date of said termination. After the first thirty (30) days, either party may terminate this AGREEMENT only upon the other party's failure to perform its obligations herein. As a condition precedent to a party's right to Terminate For Default, the party alleging the breach or default must provide the defaulting party written notice of any alleged breach of this AGREEMENT or failure to perform and must allow the breaching party at least ten (10) business days in which to cure the alleged breach or default.

12)  Arbitration. Any controversy or claim arising out of this AGREEMENT, or
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     breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof. The place for such arbitration shall be AUSTIN, TEXAS. This
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     arbitration provision shall not limit a court of competent jurisdiction from granting a temporary restraining order or preliminary injunction in order to preserve the status quo of the parties pending arbitration.

13)  Governing Law. This agreement shall be governed by, and construed in
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     accordance with the laws of the STATE OF TEXAS.
                                     --------------

14)  Effectiveness.  This agreement becomes effective only when signed by all
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     parties below.

If the foregoing correctly sets forth our mutual understanding, please so indicate by signing and returning the original copy of this letter to the undersigned.






    /s/ Mike Hale
    -------------
    Mike Hale
    Managing Director
    Oxford Corporate Finance, Inc.


    05/22/01
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      Date





    /s/ Hans Nehme
    --------------
    Hans Nehme
    Chief Executive Officer
    Vertica Software Inc.


    05/22/01
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      Date